E-9
Exhibit 5
J-Bird Music Group Ltd.
Form 10-KSB
File No. 0-24449


                      ASSIGNMENT AGREEMENT

     This Assignment Agreement, made this 10th day of December, 1997 by and among J-BIRD MUSIC GROUP LTD, a Pennsylvania corporation with its principle place of business at 396 Danbury Road, Wilton, CT 06897 ("J-Bird"), and ROSS CORPORATION, a Rhode Island coporation with offices at 7 Wilson Street, Narragansett, R1 02882 ("Ross Corporation").

     WHEREAS, pursuant to an Assignment Agreement dated May 3, 1996 by and between Caltron, Inc., Brooks Porter ("PORTER"), and Rhode Island Renal Ozone Sterilaization System ("ROSS") and any rights that Porter and RIRI had pursuant to a Development and Investment Agreement dated Nevember4 21, 1995 (hereinafter the Assigned Rights:

     WHEREAS, pursuant to a merger by and between Caltron and J-
Bird, J-Bird has assumed certain of Caltron rights, including
Caltron's right to the Assigned Rights.

     WHRERAS, PORTER and RIRI, by executing this Assignment
Agreement do hereby consent to J-Bird's assumption of Caltron's rights to the Assignee Rights.

     WHEREAS, J-Bird now desires to assign its interests in the Assigned Rights to Ross Corporation and Ross Corporation desires to accept such assignment in exchange for said monies described in Section 2.

     NOW THEREFORE, in consideration of the mutual premises and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the signatory parties agree hereto as follows:

1.   Assignment

     J-BIRD hereby assigns all of its rights, title and interests in said Assignments Agreement dated May 3, 1996 to Ross Corporation. Under said Assignment. Ross Corporation must comply with any and all conditions outlined is said Assignment Agreement and Ross Corporation specifically agrees to perform all obligations of Caltron pursuant to said Assignment Agreement, (See Exhibit A attached hereto.) Notwithstanding the foregoing, J-Bird, Ross Corporation, RIRI, and Porter hereby agree that the reversion right provided in Section 10 of the Assignment
Agreement dated May 3, 1996 shall be triggered within five (5) years of the date of this Assignment Agreement rather than within five (5) years of the Assignment Agreement dated May 3, 1996.

2.   Consideration for Assignement.

     In consideration of the foregoing, Ross Corporation shall pay to J-Bird five hundred thousand dollars ($500,000). Said monies shall be paid pursuant to the promissory note and pledge agreement attached hereto as Exhibit B.

     IN WITNESS WHEREOF, the parties have set their hands and seal this day, month, and year above written.

     J-BIRD MUSIC GROUP LTD

     /s/
     John J. Barbieri
     President


     ROSS CORPORATION

     /s/
     Robert Cooke
     President


     RHODE ISLAND RENAL INSTITUTE

     /s/
     James Cook
     Executive Director

     /s/
     Brooks S. Porter